UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 25, 2008
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
2100 McKinney Avenue, Suite 1515, Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 382-3630
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
Loan Agreement
On July 25, 2008, Lighting Science Group Corporation, a Delaware corporation (the “Company”), entered into a Loan Authorization Agreement (the “Loan Agreement”) with the Bank of Montreal (“BMO”), whereby BMO established a $20 million revolving line of credit for the Company. The Loan Agreement provides for monthly payments of interest only at prime plus 0.5% and matures on written demand by BMO, but in no event later than July 25, 2009. Any outstanding balance under the Loan Agreement is payable on written demand by BMO, provided that the Company will have 14 business days to make any such payment. The Loan Agreement will not be secured by any assets of the Company. On July 25, 2008, the Company drew down $7 million on the line of credit to fund the cash payment of the purchase price payable to Lamina Lighting, Inc., a Delaware corporation (the “Seller”), pursuant to the Company’s acquisition of certain assets and assumption of certain liabilities related to the business of the Seller (the “Business”) as set forth in the Purchase Agreement (the “Acquisition”), which is described in more detail below. Approximately $400,000 of the $7 million drawn were used to pay certain fees and expenses related to the line of credit and the Acquisition, and approximately $2.1 million will be used for general working capital purposes.
The Loan Agreement is guaranteed by Pegasus Partners IV, L.P. (“Pegasus IV”), in accordance with a guaranty agreement (the “Guaranty”), dated as of July 25, 2008. Pegasus IV is a private equity fund managed by Pegasus Capital Advisors, L.P. (“Pegasus Capital”). Pegasus Capital is the controlling equityholder of LED Holdings, LLC, our largest stockholder, which beneficially owns approximately 65.7% of our common stock, par value $0.001 (the “Common Stock”). As consideration for the guarantee by Pegasus IV, the Company agreed to pay, on the last day of the Credit Facility Period (defined below), a transaction fee equal to (x) 1% of the average daily outstanding principal amount and accrued but unpaid interest under the line of credit during the period beginning on the date the credit facility is established through the date the credit facility is repaid in full or otherwise discharged (the “Credit Facility Period”) multiplied by (y) the quotient equal to the number of days in the Credit Facility Period divided by 365 days. In connection with the closing of the line of credit, the Company paid Pegasus Capital $100,000, pursuant to a side letter agreement dated July 25, 2008 (the “Side Letter Agreement”), to reimburse Pegasus Capital for the fees and expenses it incurred with respect to the Guaranty and line of credit. Additionally, the Company paid Pegasus Capital $150,000 as consideration for its participation in the due diligence and negotiation of the Acquisition and for its assistance in arranging the line of credit as set forth in the Side Letter Agreement.
A copy of the Loan Agreement and Side Letter Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference. You are encouraged to read the Loan Agreement and Side Letter Agreement for a more complete understanding of the Loan Agreement and Side Letter Agreement. The foregoing description of the Loan Agreement and Side Letter Agreement is qualified in its entirety by reference to the full text of the Loan Agreement and Side Letter Agreement.
Warrant and Registration Rights Agreement
On July 25, 2008, the Company issued a warrant (the “Warrant”) to Pegasus IV for the purchase of 942,857 shares of Common Stock with an exercise price of $7.00 per share and exercisable for a term of five years. The Warrant provides for anti-dilution protection for, among other things, sales of Common Stock by the Company below $7.00 per share. In addition, the Company entered into a registration rights agreement with Pegasus IV (the “Registration Rights Agreement”), dated as of July 25, 2008, pursuant to which it granted Pegasus IV the right for up to three demands for the registration of any shares of Common Stock held by Pegasus IV, including Common Stock issuable upon exercise of the Warrant (the “Registrable Securities”), and certain piggyback registration rights with respect to the Registrable Securities.
A copy of the Registration Rights Agreement and Warrant are filed as Exhibit 4.1 and 4.2, respectively, to this current report on Form 8-K and are incorporated herein by reference. You are encouraged to read the Registration Rights Agreement for a more complete understanding of the registration rights granted to Pegasus IV, and you are encouraged to read the Warrant for a more complete understanding of the terms of the Warrant. The foregoing description of the Registration Rights Agreement and Warrant is qualified in its entirety by reference to the full text of the Registration Rights Agreement and Warrant.
Bridge Loan
In the event that the line of credit is called by BMO prior to the end of the maximum one-year term and the Company has not obtained alternative financing, Pegasus IV has agreed, pursuant to a certain letter agreement dated as of July 25, 2008 (the “Bridge Loan Agreement”), to extend a bridge loan to the Company for up to six months for the amount of the then outstanding aggregate principal amount of the line of credit plus an additional $2 million (up to an aggregate of $20 million). In consideration for the bridge loan and pursuant to a fee letter agreement dated July 25, 2008 (the “Fee Letter Agreement”), by and between the Company and Pegasus IV, upon the closing of the bridge loan, the Company would pay a commitment fee of $200,000 and issue Pegasus IV additional warrants for the number of shares of Common Stock equal to 33% of the quotient of the aggregate principal amount of the bridge loan extended, divided by $7.00. The Company has agreed to pay Pegasus IV, on the last day of the Bridge Loan Period (defined below), a transaction fee equal to (x) 1% of the average daily outstanding principal amount and accrued but unpaid interest under the bridge loan during the period beginning on the date the bridge loan is extended through the date the bridge loan is repaid in full or otherwise discharged (the “Bridge Loan Period”) multiplied by (y) the quotient equal to the number of days in the Bridge Loan Period divided by 365 days. If extended, the bridge loan will be secured by substantially all of the assets of the Company and its subsidiaries and will be guaranteed by all direct and indirect domestic subsidiaries of the Company.
A copy of the Bridge Loan Agreement and Fee Letter Agreement are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this current report on Form 8-K and are incorporated herein by reference. You are encouraged to read the Bridge Loan Agreement and Fee Letter Agreement for a more complete understanding of the bridge loan and the fees associated therewith. The foregoing description of the Bridge Loan Agreement and Fee Letter Agreement is qualified in its entirety by reference to the full text of the Bridge Loan Agreement and the Fee Letter Agreement.
Acquisition of the Assets and Liabilities of Lamina Lighting, Inc.
On July 29, 2008, LLI Acquisition, Inc. (the “Purchaser”), a Delaware corporation and wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with the Company, as Guarantor, the Seller and each of the stockholders set forth on the signature pages thereto, pursuant to which the Purchaser acquired those certain assets and assumed those certain liabilities related to the Business. The aggregate consideration paid by

Purchaser was a combination of (a) $4.5 million in cash (the “Cash Payment”), plus (b) the right to an earn-out payment equal to (1)(i) the product of 85% and (ii)(x) the product of (A) 0.50 and (B) the aggregate amount of revenue in excess of $6,000,000 realized in accordance with generally accepted accounting principles by the Seller and/or the Company and its subsidiaries and affiliates during the year ended December 31, 2008 from the sale of substrate technology component parts and combination products, plus (y) the aggregate amount of revenue realized in accordance with generally accepted accounting principles by the Company and its subsidiaries and affiliates during the year ended December 31, 2009 from the sale of substrate technology component parts and combination products (as set forth in the Purchase Agreement), minus (2) the amount of the Cash Payment, and minus (3) the cost to Purchaser or its affiliates to remedy any pre-closing product warranty claims pursuant to the Purchase Agreement; provided, that such earn-out payment shall not exceed $10.5 million. The Company has guaranteed payment of the earn-out payment and the other obligations of the Purchaser pursuant to the Purchase Agreement.
The Purchase Agreement contains customary representations and warranties and covenants, including a five-year non-competition and non-solicitation covenant that prevents the Seller from engaging in a business similar to that of the Business, or soliciting customers of the Business or certain former employees of the Seller that accept an offer of employment by Purchaser.
A copy of the Purchase Agreement is filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Purchase Agreement for a more complete understanding of the Acquisition. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.
Section 2 — Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.
See Item 1.01. The information in Item 1.01 of this report is incorporated in this Item 2.01 by reference.
Pursuant to the Purchase Agreement, on July 29, 2008, the Purchaser acquired substantially all of the assets and assumed certain of the liabilities of the Seller relating to the Business.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01. The information in Item 1.01 of this report is incorporated in this Item 2.03 by reference.
Section 3 — Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.
See Item 1.01. The information in Item 1.01 of this report is incorporated in this Item 3.02 by reference.
The issuance of warrants to Pegasus IV was conducted without general solicitation or advertising in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. Pegasus IV is an

“accredited investor” as defined in Rule 501 of Regulation D and confirmed that the warrants were acquired for investment purposes and not with a view to resale or distribution.
Section 8 — Other Events

Item 8.01.	Other Events.
On July 29, 2008, the Company issued a press release in which it announced that it had entered into the Purchase Agreement and consummated the Acquisition. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements.
In accordance with paragraph 9.01(a)(4) of the Instructions to Form 8-K, the Company will file an amendment to this current report on Form 8-K containing the audited financial statements required in Item 9.01(a) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the Acquisition.
(b) Pro Forma Financial Information.
In accordance with paragraph 9.01(b)(2) of the Instructions to Form 8-K, the Company will file an amendment to this current report on Form 8-K containing the pro forma financial information required in Item 9.01(b) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the Acquisition.
(d) Exhibits

2.1
Asset Purchase Agreement, dated July 29, 2008, by and among LLI Acquisition, Inc., Lighting Science Group Corporation, Lamina Lighting, Inc., and the stockholders listed on the signature pages thereto.

4.1	Registration Rights Agreement, dated July 25, 2008, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

4.2	Warrant to Purchase Common Stock, dated July 25, 2008, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

10.1	Loan Authorization Agreement, dated July 25, 2008, by and between Lighting Science Group Corporation and Bank of Montreal.

10.2	Side Letter Agreement, dated July 25, 2008, by and between Lighting Science Group Corporation and Pegasus Capital Advisors, L.P.

10.3	Bridge Loan Agreement, dated July 25, 2008, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

10.4	Fee Letter Agreement, dated July 25, 2008, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

99.1	Press Release, issued July 29, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: July 29, 2008	By:	/s/ Govi Rao
		Name:	Govi Rao
		Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

2.1
Asset Purchase Agreement, dated July 29, 2008, by and among LLI Acquisition, Inc., Lighting Science Group Corporation, Lamina Lighting, Inc., and the stockholders listed on the signature pages thereto.

4.1	Registration Rights Agreement, dated July 25, 2008, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

4.2	Warrant to Purchase Common Stock, dated July 25, 2008, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

10.1	Loan Authorization Agreement, dated July 25, 2008, by and between Lighting Science Group Corporation and Bank of Montreal.

10.2	Side Letter Agreement, dated July 25, 2008, by and between Lighting Science Group Corporation and Pegasus Capital Advisors, L.P.

10.3	Bridge Loan Agreement, dated July 25, 2008, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

10.4	Fee Letter Agreement, dated July 25, 2008, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

99.1	Press Release, issued July 29, 2008.